PRICING SUPPLEMENT NO. 72                                       Rule 424 (b)(3)
DATED: November 6, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes           Book Entry Notes
$30,000,000               [x]                           [x]

Original Issue Date:      Fixed Rate Notes              Certificated Notes
November 12, 1997         [_]                           [_]

Maturity Date:
November 12, 1998

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                              Optional          Optional
                       Redemption             Repayment         Repayment
Redeemable On          Price(s)               Date(s)           Price(s)
-------------          -----------            ---------         ---------

N/A                    N/A                    N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Quarterly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%

-----------------------------------

*        2/12/98, 5/12/98 and 8/12/98.

**       2/12/98, 5/12/98, 8/12/98 and at maturity.

*** The three-month LIBOR rate as of November 10, 1997, minus 5 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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